UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

TECTON CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)
15500 Roosevelt Blvd, Suite 301, Clearwater, Florida 33760
(Address of principal executive offices and zip code)

 (727) 289-0010

(Registrant’s telephone number including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “hope”, “intend”, “likely”, “may”, “plan”, “positioned”, “project”, “should”, “strategy”, “will”, “would” or the negative of these terms and similar expressions as they relate to us or our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Expect as required by applicable law, including the U.S. federal security laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “the Company,” “Tecton” or the “Registrant” refer to Tecton Corporation, a Nevada corporation.  “Endurance” refers to Endurance Exploration Group, LLC.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On December 31, 2013, Tecton Corporation executed a Share Exchange Agreement (“SEA”) with Endurance Exploration Group, LLC and its member owners, in which Tecton acquired one hundred percent (100%) of the membership interests in Endurance and, in exchange, the former members of Endurance received 20,550,539 shares of the Company’s Common Stock.  Endurance then became a wholly owned subsidiary of Tecton.  Concurrent with the acquisition of Endurance Exploration Group, LLC the Company entered into a debt exchange agreement with its controlling Shareholder and principal creditor, Endeavour Cooperative Partners, LLC, (“Endeavour”) whereby approximately $291,000 of debt owed to Endeavour was exchanged for 12,733,496 shares of the Company’s Common Stock.  Additionally, options to acquire 5,000,000 shares of the Company’s Common Stock at a price of $0.25 per share were issued to key personnel.

On the execution of the Share Exchange Agreement our principal business became that of Endurance, which is more fully described below, and Endurance became our principal consolidated operating subsidiary.  Endurance is a development stage company that specializes in subsea shipwreck research, search and survey, inspection, and recovery projects.

Since inception in 2009, we have evaluated over 125,000 shipwreck database entries and other sources to develop a “High Interest” list of approximately 400 shipwrecks and a “Target List” consisting of about two-dozen potential shipwreck projects; and, two of these “Target List” shipwrecks have moved to our operational phase, i.e. “Operational List”.

In 2011, we began to purchase key mid-to-deep-water (500-2000 meter) survey and recovery equipment, including a 100 foot survey vessel, side-scan sonar equipment and a light work-class Remotely Operated Vehicle (“ROV”). Additionally, we began to develop a multi-year plan to conduct search and survey operations for some of our “Target List” shipwreck projects.

Relying on our research and methodical survey planning, in mid-2013, we began side-scan sonar search operations for our first project, “Sailfish,” a mid-19th century passenger liner sunk off the coast of New England carrying a gold shipment, and, we believe, highly likely, other passenger valuables.  During the course of “Sailfish” operations to date, we have mapped and imaged, with side-scan sonar, approximately 700 square miles of ocean bottom searching for “Sailfish”.

In late 2013, we secured a three-year governmental contract from an East African nation granting Endurance Exploration Group permission to search for and recover the “Black Marlin”, a 17th century colonial-era trading vessel lost in the territorial waters of an island nation located in the Indian Ocean.  Based upon our research and evaluation of the available historical record, we believe “Black Marlin” was carrying a sizable cargo of silver coinage and bullion for trade in the Far East. Our governmental contract also grants us rights to search for and recover secondary shipwreck targets in this country’s territorial waters, and we have begun research on two potential secondary targets we call “Dolphin” and “Wahoo”.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were, immediately upon the exercise of the SEA disclosed under this Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, we are providing such information below. Please note that the information provided below relates to the combined enterprises subsequent to the exercise of the SEA, except that information relating to periods prior to the date of the exercise relate respectively to the Company or Endurance as indicated.

FORM 10 DISCLOSURE

ITEM 1—BUSINESS

Our Corporate History and Background

We were incorporated as a Nevada company on January 19, 2006, as a wholly-owned subsidiary of Hemis Corporation.  On December 1, 2006, Hemis declared a dividend of Tecton shares to all shareholders as of that date and concurrently cancelled its share ownership in the Company.  The effect of this dividend declaration and share cancellation was that Tecton was spun off as an independent company.

Prior to June 2008, the Company was engaged in the exploration and acquisition of uranium properties that were either past producers or had been the subject of prior work programs and/or contained historic resources. On or about June 1, 2008, the Company ceased/discontinued operations of its uranium exploration activities; and, has incurred a net operating loss of approximately $37,000 since that period, as it has sought to restructure itself and find a suitable business opportunity.  The Company has been deemed a “shell company”, as defined in the 1934 Securities and Exchange Act, Rule 12b-2 since the discontinuance of operations in 2008.  During its restructuring period from June 2008 until December 31, 2013 the Company:

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Elected a new slate of directors and appointed a new management team focused on finding a suitable business opportunity for the Company,

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Attempted to reorganize its balance sheet through the US Bankruptcy courts by filing a Chapter 11 bankruptcy petition, but later withdrew its petition at the request of the court,

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Brought current its filings with the State of Nevada and its financial reporting and disclosure filings with the US Securities & Exchange Commission,

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Effected a reverse 1 for 40 reverse split,

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Amended and restated its Articles of Incorporation to increase the total authorized capital stock of the Corporation to 110,000,000 shares, being comprised of 100,000,000 shares of common stock with a par value of $.01 per share, and 10,000,000 shares of preferred stock with a par value of $.001,

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Exchanged approximately $291,000 of outstanding debt for 12,733,496 newly issued common shares, on December 31, 2013,

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And, entered into a Share Exchange Agreement, on December 31, 2013, to acquire the ownership interests of Endurance Exploration Group, LLC for 20,550,539 newly issued common shares.

Our fiscal year end is December 31, and our common stock is quoted on the OTCQB electronic quotation system under the symbol “TTNC”.

Endurance Explorations Group, LLC

As detailed above in Item 2.01 of this current report, on December 31, 2013, the Company completed the purchase of 100% of the membership interests of Endurance Exploration Group, LLC, in exchange for 20,550,539 shares of Company’s Common Stock being issued to the former members. Endurance is now a wholly owned subsidiary of Tecton with the operations of Endurance being the Company’s primary focus.  The members of Endurance who received the shares of stock included Micah Eldred and Carl Dilley, the current officers and directors of the Company.

Endurance Exploration Group was formed in 2009 to explore, from an operational and financial perspective, the feasibility and potential economic return of recovering historic and modern day shipwreck cargos. We began by developing a research methodology with three goals. The first goal was to establish a comprehensive understanding of the larger economic, technological and social trends that lead to the transport of physical wealth across oceans during different historical periods, along with creating a

“High Interest” list of shipwrecks and their cargos lost across various historical periods.  Conflict, accidents and acts of nature claimed a percentage of all voyages, and many of the shipwrecked vessels are believed to have carried a valuable cargo. Our second objective was to identify, from this prior population of potential shipwreck losses, those shipwrecks that could be legally salvaged and recovered, and the cargos sold, with a positive return on the capital investment required for their location and recovery.  Our third goal was to move those projects which had the potential to generate positive investment returns into an operational phase with a high, risk-adjusted, chance of success; and, to develop a portfolio of projects in various stages of research, search, survey and recovery.

To that end, we began by evaluating historical shipwreck databases holding in excess of 125,000 entries as well as undertaking contextual and keyword library and archival searches. It is important to note that even these massive repositories of data reflect just a small percentage of the 3,000,000+ shipwrecks the United Nations estimates lay on the ocean floor.

From these databases and other searches, we have developed an initial “High Interest” list of approximately 400 shipwrecks. Using criteria including (but not limited to) depth, potential search area, legal concerns, difficulty of excavation and potential value, we further culled the “High Interest” list to approximately two-dozen targets, the “Target List”.   In order for a shipwreck to qualify for our “Target List”, and to potentially move forward as an “Operational Target” (“OT”) -one that we may consider for the search and survey operation phase- the shipwreck must possess the following criteria:

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Known Cargo of Value.  Based upon the historical and archival records, an OT must contain a quantifiable cargo of value.  While the historical records may not provide our researchers with an exact present day value of a potential cargo, we must be able to determine a quantifiable “range” of its estimated value based upon cargo manifests or other archival documents.

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Known Navigational Data.  Our research must provide information that would allow us to establish a geographically definable search and sinking location and, subsequently, an economically feasible search area for any potential target.

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Legal Salvage and Clear Path to Title.  Admiralty law, salvage law, and various sovereign nation’s laws and regulations concerning the search and salvage of historical and modern shipwrecks are complex.  Prior to pursuing an OT, we must be able to establish a clear legal path to the title of any potential recovery, and search and recovery must be made in compliance with international laws and regulations or under specific country permissions.

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Potential Returns Exceed Risk-Adjusted Cost of Search and Recovery.   Prior to moving a shipwreck from our Target List to an Operational Target, we evaluate a large number of factors to determine the potential search and recovery costs, and the risks associated with such search and recovery.  Items considered include: a targets location and likely depth, its location from the nearest operational port, the complexity and costs of potential search and salvage, legal issues to title, and many other factors; and, we develop an initial search plan and budget for each potential project.  We recognize the high risk, yet potentially high rewards, of our business; and, we realize that we will not be successful finding or salvaging every project we undertake.  Therefore, prior to moving any project onto the “Operational Target” list, we take a risk-adjust approach to the potential returns that a project can provide; and we determine if, on a risk-adjusted basis, the potential target is economically feasible and appropriate to add to our portfolio of “Operational Targets”.

In 2011, we began purchasing key equipment for operations. Our equipment purchases have included a 100-foot survey vessel, tethered side-scan sonar units, and light work-class and inspection Remotely Operated Vehicles (ROV), “Shackleton 1” and “Squirt”.

Projects code-named “Sailfish” and “Black Marlin” have now reached operational or pre-operational status. For project “Sailfish” we have now surveyed over 700 square miles in the Western Atlantic Ocean in search of a sunken passenger liner carrying a substantial cargo of gold coinage. In addition to this manifest cargo, we also expect to find additional valuables among the personal stores of the ship’s passengers. Please refer to Current & Ongoing Projects for additional information.

For project “Black Marlin” we have secured a three-year contract with a sovereign island nation in the Indian Ocean for the survey and recovery of a Colonial-era merchant vessel carrying silver. This contract also allows for other potentially valuable “targets of opportunity” within the territorial waters of this nation. Please refer to Current & Ongoing Projects for additional information.

We believe this survey and recovery capability combined with our proprietary research will allow us to conduct approximately two deep-water surveys per yearly weather window, should we have sufficient capital to undertake such operational surveys.

Description of Key Equipment

Survey Ship

Our 100-foot survey ship has been recently refurbished to include a sonar winch and the latest in electronics and side-scan sonar survey equipment. Depending on the timeframe, circumstances and our other commitments, we may use this ship or charter another vessel of similar capability.

Sidescan Sonar

Side-scan sonar is currently the industry-standard search methodology used for oceanic operations.  An unmanned side-scan sonar unit, or “towfish,” is towed behind a manned surface vessel at a pre-set altitude above the seafloor. The sonar unit sends out a “ping” or sound-wave to acoustically map terrain, natural obstructions and man-made objects, including shipwrecks and jettison cargo.

To engage in search operations, the Company has purchased side-scan sonar systems. Our dual-frequency systems may be set for a range of velocities, search widths and resolutions for both area mapping and high-resolution target prosecution up to 2,000 meters in depth. Our system is compatible with third-party hardware and software systems and meets IHO & NOAA survey specifications. Beyond shipwreck surveys, the system is also capable of cable and pipeline surveys, channel conditioning, geophysical surveys, mine countermeasures and search and recovery operations.

The Company’s sonar systems are a flexible platform from both a hardware and software standpoint, and may continue to be upgraded with industry-standard, off-the-shelf sensor packages.

The sonar “towfish” of one of our current survey systems was lost during the final days of our 2013 search operations. For more information on project “Sailfish”, please refer to Current & Ongoing Projects. We expect to replace this sonar equipment and capability before beginning 2014 search operations.

Potential shipwreck targets found by sonar will be catalogued, evaluated and eventually visually prosecuted using the Shackleton 1 or Squirt ROV systems.

ROV Shackleton 1

The Remotely-Operated Vehicle (ROV) system Shackleton 1 is a light work-class ROV. This system is comprised of underwater lighting, still and motion picture cameras and a single robotic manipulator arm. Initially designed for mid-water industrial applications, the ROV has been redesigned for shipwreck search, identification and cargo recovery operations.  Beyond shipwreck operations, the system is also capable of cable and pipeline inspection and repair, geophysical sampling and search and recovery operations.  ROV system “Shackleton 1” is currently undergoing the final stages of a complete disassembly and overhaul, and we expect to have it ready for the 2014 summer season.

Employees

As of December 31, 2013, Tecton had three employees, none of whom serve full-time.

As of December 31, 2013, Endurance had five employees, only one of whom serves full-time.

Other Employees and Contractors

We utilize contract personnel for vessel operation during our survey periods, and intend to continue to use contract technicians to perform marine survey and recovery operations in the future. From time to time, we have or intend to hire other contractors, subcontractors and consultants to perform specific services.

Project Operations

Research

During the Colonial period (1500-1850), the world economy was highly dependent on the physical transportation of bullion coinage, precious metals and high-value non-ferrous metals. A small percentage of shipping during this period was lost to storm, fire, acts of war, natural disasters and other causes, both known and unknown. The administration of this economic system required state-level bureaucratic oversight and record-keeping. Many of these historic records are available in publications, libraries, archives and digitized formats in depositories across the world. Though many records have been lost to time, enough remain to create in-depth, credible project profiles for potential excavation targets.

To that end, Endurance Exploration Group has created a series of regional and period-specific databases from which to compare, evaluate and select potential targets for research, discovery and eventual excavation and recovery.

The graphics below are a visual representation of selected world regions containing our “High Interest” database of shipwrecks and their approximate location and time of sinking.

Before search or recovery operations may begin, we seek to understand every factor necessary to mount a recovery operation with a high probability of success.

These factors include, but are not limited to:

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The historical context of the shipwreck, including political forces, technological developments, important contextual persons and events and the public reaction to the loss.

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Any images of the shipwreck, including still photography, motion pictures, drawing, paintings, recreations and/or models.

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A complete sinking timeline, including as much information as possible on weather patterns, departure date/time, intended course, course corrections, witness/observer statements. This includes any statement, fact or event material in any way to the sinking.

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A proposed search area with a high-probability of success, including an evaluation of all factors listed in the “Sinking Timeline” as well as any territorial boundaries or environmental factors.

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An Identification Guide, enabling rapid qualification or rejection of potential targets based on sonar and visual imagery, thus limiting expensive ship time on station.

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Cargo evaluation, evaluating the historical records on the target’s cargo and potential modern-day value.

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Any encumbering factors, including territorial ownership of waters, insurance claims, potential cargo claims and sovereign rights. We will not being a project without a legal path to possession.

All of the above information is gleaned from publications, libraries, archives and digitized medium. Development of further projects is a continuous, ongoing process.

Search

Most operational projects begin with a sonar search phase. We have outfitted our vessel with state-of-the-art sonar systems, an industry standard for underwater search operations. Our vessel tows the sonar systems to map the seafloor and search for targets. Potential targets are then selected from the sonar imagery using a combination of computerized post-processing and expert evaluation. While some shipwreck targets may be positively identified using high-resolution sonar system, others may need visual identification using an underwater camera ROV (Remote Operated Vehicle) system or an AUV (Autonomous Underwater Vehicle).

Recovery

Once a target is positively identified, excavation and recovery operations will begin using our “Shackleton 1” light-work class ROV system, or other chartered ROV systems.  Shackleton 1 will document the site using sonar, still and motion-picture imagery. It will then be used for any necessary excavation, as well as coinage, bullion and/or other recovery operations.

Post-Recovery Conservation

Coinage, precious metals and non-ferrous metals typically require a minimum amount of post-recovery conservation. In order to preserve the value of the recovered cargo, we will have an on-site facility capable of properly storing and transporting all recovered coinage, precious metals and non-ferrous metals to definitive and final conservation and storage prior to sale.

Sales

We intend to recover coinage and bullion precious metals, including but not limited to gold and silver. We believe that bullion metals, numismatically-graded coinage and non-graded coinage have significant value in the collector market. We intend to sell the existing independent coin dealers as well as directly to the collector and consumer market through the internet.

Current & Ongoing Projects

Project “Sailfish”- Research Summary

The “Sailfish” was a steam-powered packet ship, part of a fast and indispensable transatlantic communication link, the perfect vessel to rapidly ferry mails and passengers between Britain and the United States. Large for her time, she was a side-wheel steamer constructed almost entirely of iron.

On her last voyage, the “Sailfish” left Great Britain, bound for New York. She carried several dozen first-class passengers, more than four hundred steerage passengers and a full crew of nearly 130. The “Sailfish”  also disembarked with a cargo of gold coins, and the Captain assumed a short, uneventful voyage to New York. (Sailfish’s destination has been changed in this narrative to New York from her historical intended port of call)

When heavy seas set in, the “Sailfish” began to roll heavily. Though the initial problem was temporarily fixed, twelve hours later the same roll started again. Making matters worse, fire broke out. Buckets and pumps were manned, but the water rose rapidly and extinguished the furnaces, rendering the ship immobile. The fire quickly spread, driving the passengers above decks.

The purser and two men attempted to rescue the gold shipment, but were driven back by the smoke and flames. A nearby ship came to the rescue, bravely maneuvering close to the “Sailfish” and running a line between the two to facilitate transfer of passenger. Per age-old protocol, the Captain was the last man off the ship.

Virtually nothing was saved. Nearly every trunk and stitch of clothing was lost, including all the money of the first-class passengers. Early the next morning, a passing ship fell in with the “Sailfish”, shadowing the stricken vessel through her final hours. The burning “Sailfish” exploded and sank by the stern, leaving only an overturned lifeboat, light portions of the decking and a few trunks. The passing ship spent an hour recovering debris, dutifully recorded the sinking position, and then sailed on to New York.

We believe the “Sailfish” lies at a depth of between 200-500 meters of water.

Project “Sailfish” – Current Status

Side-scan sonar survey operations on Project “Sailfish” began in July of 2013, and continued through the summer weather window until September 2103.  Over the course of this initial survey, approximately 700 square miles were digitally mapped. This sonar imagery was then post-processed and evaluated for potential targets. Our current plan of operations is to return for further sonar survey, target identification, and potential recovery work in the summer of 2014.

              The image below is of an unknown shipwreck found during our 2013 summer survey season.  We do not believe this image to be that of “Sailfish”, but, rather, the wreck is believed to be a World War II-era shipwreck found during search operations.  We expect to conduct visual ROV inspections of this and other sonar targets during the 2014 summer season.

Project “Black Marlin”- Research Summary

In the end of the 17th century, the world economy was fueled by the Spanish silver mines of the Americas, and the European demand for Asian drugs, spices, commodities and teas. This trade was based on the exchange of precious metals for goods, and silver was the only European payment acceptable to Asian trading partners.

The “Black Marlin” was one such vessel engaged in this trade. She was an English East Indiaman, more than 700 tons, three decks high and armed with many cannon. In addition to the silver coin expected by Asian merchants, she also carried lace, golden fabric, beaver fur, tobacco, wine, cloth and iron nails.

The shipping routes of the time took the English ship to the Indian Ocean for resupply in the middle of her long voyage to the East. Unknown her Captain and crew, nearby European enemy ships were hunting for English shipping. They discovered the “Black Marlin” was in the area and sailed to intercept. The European enemy ships approached the English ship under a false flag and prepared to attack.

The trap set and ready to attack, the Europeans demanded the surrender of the English vessel. Instead of surrendering, the English captain counterattacked, and the vessels began to exchange heavy cannon fire, beginning a pitched fight that would continue over many hours. In a last-ditch effort to escape, the English ship unfurled her sails and attempted to sail away. The Europeans quickly caught up and soon the English ship was disabled and unable to continue fighting.

Rather than surrender, the Captain of the English ship set his own vessel on fire, escaping in a small boat with a chosen group of men while allowing his own ship and abandoned sailors to burn. The fire reached the gunpowder storage, and the English ship exploded and sank, taking with her a rich cargo of silver.

We believe this shipwreck lies at a depth of between 500-3000 meters of water.

Project “Black Marlin” – Current Status

As of November 2013, Endurance Exploration Group finalized a contract with the sovereign government of an island nation in the Indian Ocean. The provisions allow for a three-year period in which to operate within the territorial and surrounding waters of the nation with full permissions to survey for and recover the “Black Marlin” and her silver cargo. Proceeds from recovery and sale are subject to a graduated distribution, with 100% first going to cover expedition costs and with a 70% / 30% split thereafter in the favor of Endurance Exploration Group. We expect to begin initial survey operations on project “Black Marlin” in mid to late-2014.

As part of a larger economic development package included within our original proposal, we will also seek to develop media and museum products featuring both the treasure of the “Black Marlin” and the natural beauty of the island nation.

Project “Black Marlin” – Targets of Opportunity “Wahoo” and “Dolphin”

As part of discussions pertaining to project “Black Marlin,” Endurance Exploration Group has learned of two shallow-water “targets of opportunity” within the same territorial waters as the “Black Marlin.” Believed to be English East Indiaman, these wrecks (code-named “Dolphin” and “Wahoo”) remain unidentified at this time. Until these wrecks are identified, it will not be possible to generate any estimate on the potential value, if any. We expect to begin operations on these wrecks in conjunction with the “Black Marlin” in mid-2014.

Patents, trademarks, licenses, franchises and concession

                   We currently own no patents, trademarks, or licenses; but have been granted governmental permissions for shipwreck search and recovery in the territorial waters of an East African island nation.

Competition

There are a number of competing entities engaged in aquatic research, survey, inspection and the various aspects of the shipwreck salvage business.  One or more of these competing entities may locate and recover a shipwreck that we intend to locate and recover.  In addition, these competing entities may be better capitalized and may have greater resources to devote to their pursuit of shipwreck salvage.

Governmental and Environmental Regulation

The Company is subject to local, state and national taxation. Additionally, the Company’s operations are subject to a variety of national, federal, state, local and international laws. In particular, the legal, political, or civil initiatives of countries, international governing bodies and/or other maritime jurisdictions may prevent, restrict, suspend or abort our operations.

WHERE YOU CAN GET ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the US Securities & Exchange Commission. You may read and copy our reports or other filings made with the Commission at the Commission’s Public Reference Room, located at 100 F Street, N.W., Washington, D.C., 20549. You can obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also access these reports and other filings electronically on the Commission’s web site, www.sec.gov.

ITEM 1A.—RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of you paid to buy our common stock.

Risks Related To Our Overall Business Operations

We have a limited operating history with a history of losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations. Our combined proforma operations reflect net losses of ($799,561) for the nine months ended September 30, 2013.  We have not generated any revenues since January 19, 2006 (inception) and do not anticipate that we will generate revenues which will be sufficient to sustain our operations in the near future.  Unless and until we are able to generate revenues we will continue to sustain losses.  You may sustain a loss of a part or all of your investment in our company.

There is doubt about our ability to continue as a going concern due to recurring losses from operations and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Our combined proforma operations reflect net losses of ($799,561) for the nine months ended September 30, 2013.  These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

The combined proforma Statement of Operations shows that we have had no revenue since inception on January 19, 2006 through September 30, 2013.   The Company is currently evaluating acquisitions and other business opportunities. The Company’s continuation as a going concern is dependent upon its ability to obtain clients and investment capital from future funding opportunities.  No assurance can be given that the Company will be successful in these efforts.

Changes in our business strategy or restructuring of our businesses may increase our costs or otherwise affect the profitability of our businesses.

As changes in our business environment occur we may need to adjust our business strategy to meet these changes or we may otherwise find it necessary to restructure our operations or assets. When these changes or events occur, we may incur costs to change our business strategy and may need to write down the value of assets. In any of these events our costs may increase, and we may have significant charges associated with the write-down of assets.

We will continue to experience losses from both pre-operational expenditures as well as planned operations.

We have experienced a net loss in every fiscal year since our inception. Even if we do generate operating income in the future, subsequent development in our industry, customer base, business or cost structure, or an event such as litigation will cause us to experience operating losses. We may not become profitable in the future.

We are subject to macroeconomic and other factors beyond our control as well as the business, financial, operating and other risks of shell companies, all of which may adversely affect our financial results and growth.

Macroeconomic and other factors beyond our control as well as the business, financial, operating and other risks of a shell company can adversely affect our company. These factors include:

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changes and volatility in general economic conditions, including the severity and duration of any downturn in the U.S. and financial markets;

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war, civil unrest, terrorist activities or threats and heightened travel security measures instituted in response to these events;

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outbreaks of pandemic or contagious diseases;

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climate change and resource scarcity, such as water and energy scarcity;

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natural or man-made disasters, such as earthquakes, tsunamis, tornados, hurricanes, floods, oil spills and nuclear incidents;

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low consumer confidence, high levels of unemployment and depressed housing prices;

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domestic and international political and geo-political conditions;

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changes in taxes and governmental regulations that influence or set wages, prices, interest rates or construction and maintenance procedures and costs;

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the costs and administrative burdens associated with compliance with applicable laws and regulations;

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changes in operating costs, including, but not limited to, energy, benefits, insurance and unanticipated costs resulting from force majeure events;

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the lack of availability, or increase in the cost, of capital for us;

We may seek to expand through acquisitions of and investments in other businesses or through business alliances.  These acquisitions and investment activities may be unsuccessful or divert our management’s attention.

We intend to consider strategic and complementary acquisitions of and investments in other businesses or other assets. Furthermore, we may pursue these opportunities in alliance with existing businesses. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than we do. Acquisitions or investments in businesses, or assets, as well as these alliances, are subject to risks that could affect our business, including risks related to:

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issuing shares of stock that could dilute the interests of our existing stockholders;

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spending cash and incurring debt;

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assuming contingent liabilities;

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creating additional expenses.

We cannot assure you that we will be able to identify opportunities or complete transactions on commercially reasonable terms or at all, or that we will actually realize any anticipated benefits from such acquisitions, investments or alliances. Similarly, we cannot assure you that we will be able to obtain financing for acquisitions or investments on attractive terms or at all, or that the ability to obtain financing will not be restricted by the terms of our revolving credit facility or other indebtedness we may incur.

The success of any such acquisitions or investments will also depend, in part, on our ability to integrate the acquisition or investment with our existing operations. We may experience difficulty with integrating acquired businesses, or other assets, including difficulties relating to:

•

coordinating sales, distribution and marketing functions;

•

integrating technology information systems; and

•

preserving the important licensing, distribution, marketing, customer, labor and other relationships of the acquired assets.

In addition, any such acquisitions, investments, or alliances could demand significant attention from our management that would otherwise be available for our regular business operations, which could harm our business.

Risks Related To Our Wholly Owned Subsidiary

We may be unsuccessful in raising the necessary capital to fund operations and capital expenditures.

Our ability to generate cash flow is dependent upon our ability to find, excavate and monetize the cargo of shipwrecks. We cannot guarantee that the sales of the recovered cargo and/or related products and other available cash sources will generate sufficient cash flow to meet our overall cash requirements. If cash flow is not sufficient to meet our business requirements, we will be required to raise additional capital through other financing activities. Success in raising necessary funds is not guaranteed.

We depend on key personnel and face competition in hiring and retaining qualified personnel.

Key management and operational personnel may be difficult to replace. We do not have any employment or noncompetition agreements with our key personnel except for our Chief Executive Officer, Mr. Micah Eldred.  We may not be able to recruit or retain qualified employees in the future, which could affect our business.

Our background research and data-gathering may prove unreliable.

The success of any marine salvage project is highly dependent on background research and data.  Background research and data-gathering may prove to be imprecise, misleading, incomplete and/or unreliable. This data and research is further affected by the interpretation process due to factors such as analyst misinterpretations, erroneous calculations, and/or translation errors.

Operations may be hindered by natural hazards and weather patterns.

Marine salvage operations are inherently technologically challenging and may be delayed, suspended or aborted due to weather, sea conditions or other natural hazards. Operations may be dependent on both predictable and unpredictable seasonal weather cycles. We may not be able to logistically begin, continue or complete operations during favorable weather conditions. Both predictable and unpredictable weather events, including but not limited to storms, cyclones, hurricanes, typhoons and tsunamis, may delay, suspend or abort operations.

Because of the speculative nature of our operations, there is substantial risk that no commercially exploitable cargo will be found and our business will fail, and you could lose your entire investment.

We have only just begun operations, and thus have no way to evaluate the likelihood that we will be successful in our efforts to locate and monetize lost shipwrecks. You should be aware of the difficulties normally encountered by similar companies and the high rate of failure of such enterprises. The search for shipwrecks as a business is inherently risky. We may not find any commercially exploitable shipwrecks. In such a case, we may be unable to continue operations, and you could lose your entire investment.

We may discover a commercially exploitable shipwreck cargo but be unable to successfully recover the cargo.

If our search program is successful in discovering a commercially exploitable cargo, we may require additional funds in order to advance operations into commercial recovery. In such an event, we may be unable to obtain the funds, equipment and/or personnel in order to continue operations, and we may be unable to generate revenues.

We may be unable to establish or maintain rights to recovered objects.

Public and private entities other than Endurance may claim title to sites and/or recovered objects. Even if we are successful in locating and recovering shipwrecks and/or cargo, we cannot guarantee we will be able to establish or maintain legal possession over recovered objects if challenged by governmental entities, prior owners, decedents of prior owners, insurance interests, and other salvors.

We may experience delays in monetizing any recovered objects.

Even after a successful marine salvage operation, we may experience significant delays in monetizing any recovered objects. At this phase in operations, we have no sales personnel, distribution channels or sales contracts. Immediate access to buyers for recovered objects cannot be guaranteed, and delays in the monetization process may adversely affect our cash flow.

Legal, political, or civil issues may interfere with our marine operations.

Legal, political, or civil initiatives of countries, international governing bodies and/or other maritime jurisdictions may prevent, restrict, suspend or abort our marine salvage operations.

Objects we recover could be taken from our possession.

Any marine salvage operation comes with a risk of theft or piracy prior to, during, or post marine salvage operations. Theft may not be adequately covered by insurance.

We may be unable to secure permission to conduct marine salvage operations.

It is possible that we will not be successful in obtaining title, permits or permission to excavate certain shipwrecks due to territorial, sovereign, or military concerns. Additionally, title, permits and permission may be denied, revoked, ruled illegal or not honored by the issuing entities.

We may not have access to the equipment and personnel needed for operations, which could cause delays or suspension of our operations

Competitive demands for contractors and unforeseen shortages of personnel and/or equipment may result in the disruption of planned operations. Fluctuations in demand for equipment and personnel could result in suitable equipment and personnel being unavailable at the scheduled times in our operations. Fuel prices are also subject to market fluctuation. We will attempt to locate suitable equipment personnel and fuel if sufficient funds are available. If we cannot find the equipment and personnel needed for our operations, we may have to suspend some or all operations until equipment, personnel, fuel, and/or funds can be obtained.

Technological obsolescence or critical failure of our marine salvage equipment could put a strain on our capital requirements and/or operational capabilities.

Our search and salvage operations will require the use of highly specialized and costly equipment, including but not limited to side-scan sonar, remotely-operated vehicles, winch systems, and computer processing equipment. This equipment may or may not be insured, insurable, repairable or replaceable, and may require difficult or time-consuming to source customized and/or specialized components. While we construct, upgrade, repair and maintain our equipment on a best-efforts basis, technological advances in new equipment may provide superior efficiencies and capability than our existing equipment. Such an industry shift may require us to purchase new equipment, requiring additional needs for capital.

Our business and operational results may be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate equipment, skilled personnel and funds in a timely manner.

The market for gold, silver and numismatically-graded coins are highly volatile and a decrease in the price of any would have a material adverse effect on our business.

The profitability of our operations are directly related to the market price of metals and the numismatic coin market. The market prices of metals and the numismatic coin market fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, global economic and political conditions, and the collector’s market. Price fluctuations in the metals and numismatic market from the conception of a potential target to the conclusion of operations can significantly affect profitability. We may begin one or more operations at a time when the price of metals or numismatic coins make operations economically feasible and subsequently incur losses due to market decreases. Adverse fluctuations in the metals or numismatic market may force us to curtail or cease our business operations.

We face significant competition from better-established competitors

We compete with other interests possessing greater financial resources and technical facilities than we do in connection with the discovery and excavation of shipwrecks.

Risks Related To the Market for Our Stock

The market price of our common stock can be volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our shares can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include: our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors; changes in financial estimates by us or by any securities analysts who might cover our stock; speculation about our business in the press or the investment community; significant developments relating to our relationships with our customers or suppliers; stock market price and volume fluctuations of other publically traded companies and, in particular, those that are in our industry; customer demand for our products; investor perceptions of our industry in general and our Company in particular; the operating and stock performance of comparable companies; general economic conditions and trends; announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures; changes in accounting standards, policies, guidance, interpretation or principles; loss of external funding sources; sales of our common stock, including sales by our directors, officers or significant shareholders; and additions or departures of key personnel. Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us. We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock.

We intend to retain any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate paying cash dividends on shares of our common stock in the foreseeable future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by the Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We are not likely to pay cash dividends in the foreseeable future.

We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

If a market for our common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting us or our competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares may be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

ITEM 2—FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other parts of this current report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include but are not limited to those discussed in the section entitled “Forward-Looking Statements”, above.

The results presented in this “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” are those of Endurance, its subsidiary, and the Company as reflected in the Endurance’s audited financial statements and the combined proforma financial statements attached Endurance intends to continue survey operations in the summer season of 2014. Sidescan sonar survey operations on Project “Sailfish” began in July of 2013. Over the course of this initial survey, approximately 700 square miles were digitally mapped. This sonar imagery was then post-processed and evaluated for potential targets. Our current plan of operations is to return for further sonar survey, target identification and recovery work.

Plan of Operation

Endurance intends to continue survey operations in the summer season of 2014. Side-scan sonar survey operations on Project “Sailfish” began in July of 2013. Over the course of this initial survey, approximately 700 square miles were digitally mapped. This sonar imagery was then post-processed and evaluated for potential targets. Our current plan of operations is to return for further sonar survey, target identification and recovery work.

As of November 2013, Endurance Exploration Group finalized a contract with the sovereign government of an island nation in the Indian Ocean. The provisions allow for a three-year period in which to operate within the territorial and surrounding waters of the nation with full permissions to survey for and recover the “Black Marlin” and her silver cargo. Proceeds from recovery and sale are subject to a graduated distribution, with 100% first going to cover expedition costs and with a 70% / 30% split thereafter in the favor of Endurance Exploration Group. We expect to begin initial survey operations on project “Black Marlin” in mid-2014

Results of Operations

Revenue

Since our inception on January 19, 2006 to September 30, 2013, we have not generated any revenues.  With the acquisition of Endurance, we hope to begin generating revenue in 2014 from aquatic research, survey, inspection and recovery projects, as well as maritime contract services and consulting.

Expenses

Tecton incurred general and administrative costs of $37,814 for the eight months ended September 30, 2013 and Endurance incurred $65,381 for the nine months ended September 30, 2013.  The general and administrative costs consist primarily of legal and professional fees.  Endurance incurred operating and research costs of $591,934.  Endurance had some marketing and promotion expenses totaling $37,558 and depreciation of $63,624.  The combined expenses for Tecton and Endurance totaled $796,311 for the period ended September 30, 2013.

Net Losses

For the nine month period ended September 30, 2013, Tecton and Endurance incurred net losses of $38,814 and $760,747, respectively for a combined net loss of $799,561.

Current Liquidity and Capital Resources

As of September 30, 2013, Tecton had $600 in cash and Endurance had $20,380 for a combined $20,980.

Our auditors have issued a going concern opinion on Endurance’s audited financial statements as of December 31, 2012. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business.

Research and Development

For the period ended September 30, 2013, Tecton did not have any research and development expenses. Endurance, however, incurred operating and research costs of $591,934.  The combined research and development expenses for Tecton and Endurance totaled $591,934 for the period ended September 30, 2013.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Off-Balance Sheet Arrangements

As of September 30, 2013, we had no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

ITEM 3—PROPERTIES

Both Endurance and Tecton maintain office space at 15500 Roosevelt Blvd., Suite 303, Clearwater, FL  33760.

ITEM 4—SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of December 31, 2013, and our Officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable.

Table 1.0 Security Ownership of Certain Beneficial Owners and Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1,2]	Percent of Class
Common Stock	Micah Eldred, President, CEO, Director 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	21,533,688	52.8%
Common Stock	Carl Dilley, Director 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	11,266,777	27.6%
Common Stock	Christine Zitman, Secretary, Treasurer, CFO, Director 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	2,000,000	4.9%
Common Stock	All Beneficial Owners as a Group	34,800,465	85.3%

[1]Beneficial ownership is determined in accordance with Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

2Includes 1,000,000 stock options exercisable until December 31, 2015 at a price of $0.25 per share, each for Micah Eldred, Carl Dilley, and Christine Zitman.

ITEM 4—DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is the name, age and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers:

Table 2.0 Officer and Directors

Name	Age	Position
Micah Eldred	45	Director, President, Chief Executive Officer
Carl Dilley	58	Director
Christine Zitman	44	Director, Chief Financial Officer, Secretary and Treasurer

Background of Executive Officers and Directors

- Micah Eldred is the President, Chief Executive Officer and a Director of Tecton.  Mr. Eldred has served as Chief Executive Officer (“CEO”) of Endeavour Cooperative Partners, LLC, and its subsidiaries, Spartan Securities Group, Ltd., Island Capital Management, LLC, and Endeavour Insurance Partners, LLC, for over ten (10) years.  A division of Island Capital Management LLC, Island Stock Transfer, is the Company’s transfer agent. Mr. Eldred holds NASD series 24, 66, and 7 securities licenses and performs retail, investment banking and new listing services functions for Spartan.  Micah Eldred is to CEO and co-founder of Endurance Exploration Group, LLC.

- Carl Dilley is a Director of Tecton.  Mr. Dilley has served as president of Island Stock Transfer, a division of Island Capital Management, LLC, from 2003 to present and acts as senior executive officer responsible for oversight of day to day operations and is actively involved in the sales and marketing process. Island Stock Transfer is also the Company’s transfer agent.  He is also an employee of Spartan Securities Group and holds NASD series 24, 66, and 7 securities licenses and performs retail, investment banking and new listing services functions for Spartan. He is also president of Vacation Travel Corp, which operates an on-line travel agency and tour operations situated in Costa Rica and Panama. Carl Dilley is the co-founder of Endurance Exploration Group, LLC.

- Christine Zitman is a Director, our Chief Financial Officer and Secretary/Treasurer of Tecton.  Ms. Zitman has served as Chief Financial Officer of the Endeavour Cooperative Partners, LLC and its subsidiaries since joining the company in March of 2006. Christine is responsible for oversight of day to day financial operations including but not limited to providing timely, accurate, and compliant financial data.  She is responsible for all financial reporting functions of Endeavour and its subsidiaries. She is also involved in the marketing process to increase our client base for the various companies. Christine received a Bachelor of Science in Accounting from St Francis College in New York City in 1994.

Term of Office

Our directors are appointed for one year terms to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our executive officers are appointed by our board of directors and hold office pursuant to employment agreements or until removed by the board.

Family Relationships

There are no family relationships between or among the directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years there are no events that occurred related to an involvement in legal proceedings that are material to an evaluation of the ability or integrity of any of the Company’s directors, persons nominated to become directors or executive officers.

Code of Ethics

The Company has not adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. The Company expects to adopt a Code of Ethics in the next twelve months.

ITEM 6—EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our President and Secretary/Treasurer, and the most highly compensated employee and/or executive Officer who served at the end of the fiscal years December 31, 2013, 2012 and 2011, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2012 and 2011, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officer."

Table 3.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[4]	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Micah Eldred[1] President	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Carl Dilley[2] Vice President	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Christine Zitman[3] Secretary and Treasurer	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1] There is no employment contract with Mr. Eldred. Nor are there any agreements for compensation in the future.

[2] There is no employment contract with Mr. Dilley. Nor are there any agreements for compensation in the future.

[3] There is no employment contract with Ms. Zitman. Nor are there any agreements for compensation in the future

[4] The option awards consist of two year options for 1,000,000 shares each at an exercise price of $0.25

Table 4.0 Outstanding equity awards for 2012 and 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Micah Eldred	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Carl Dilley	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Christine Zitman	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

Pursuant to our By Laws, directors will not be compensated for their services in their capacity as directors. If and when the Company has net profits, after all expenses are paid prior to any income tax being considered, director compensation for actual attendance at each regular or special meeting of the Board may be authorized. At this time, Directors are not paid for meetings attended.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Table 5.0 Director Compensation for 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Micah Eldred	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Carl Dilley	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Christine Zitman	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Additional Compensation of Directors

Pursuant to our By Laws our directors will not be compensated for their services in their capacity as directors, but may, by resolution of the board, be paid a fixed sum and expenses for actual attendance at each regular or special meeting of the Board.  At this time, Directors’ meeting expenses are not paid.  In the future, such payment will be revisited as the Company’s performance and income improves.  There can be no guarantee that we will ever have profits from which our Directors may receive payment.

Board of Directors and Committees

Currently, our Board of Directors consists of Micah Eldred, Carl Dilley, and Christine Zitman.  We are actively seeking additional board members. At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

ITEM 7—CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

To the best of our knowledge there are no transactions involving any director, executive Officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors for which the amount exceeds $120,000.

ITEM 8—LEGAL PROCEEDINGS

As of December 31, 2013, there are no material, pending legal proceedings (other than ordinary routine litigation incidental to our business, if any) to which we are a party or of which any of our properties is the subject. Also, our management is not aware of any legal proceedings contemplated by any governmental authority against us.

ITEM 9—MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHLDER MATTERS

The Company’s common stock has been quoted on the OTCQB electronic quotation system under the symbol “TTNC”. These prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The following table sets forth the high and low bid prices for the common stock as reported for each quarterly period from the last two years.

Table 6.0 High and Low Bid Prices on Our Common Stock

Year	Quarter Ended	High	Low
2013	September 30	$0.5799	$0.10
2013	June 30	$0.64	$0.075
2013	March 31	$1.24	$0.008
2012	December 31	$0.008	$0.008
2012	September 30	$0.02	$0.008
2012	June 30	$0.04	$0.02
2012	March 31	$0.08	$0.008
2011	December 31	$0.044	$0.028

Reports to Security Holders

We are a reporting company pursuant to the Securities and Exchange Act of 1934. As such, we make available our annual report which includes audited financial statements, and our quarterly reports which include unaudited financial statements.

Capital Stock

The following is a summary of the material terms of the Company’s capital stock. This summary is subject to and qualified by our articles of incorporation and bylaws.

Common Stock

As of December 31, 2013 there were 357 shareholders of record holding a total of 35,770,947 shares of fully paid and non-assessable common stock of the 100,000,000 shares of common stock, par value $0.01, authorized. The board of directors believes that the number of beneficial owners is greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no pre-emptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

As of December 31, 2013 there were 10,000,000 shares of preferred stock, par value $0.001 authorized of which none were outstanding. The Company’s preferred stock may have such rights, preferences and designations and may be issued in such series as determined by the board of directors.

Dividends

The Company has not declared any cash dividends since inception and does not anticipate paying any dividends in the near future. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Warrants

We currently have no provisions to issue warrants.

Purchases of Equity Securities made by the Issuer and Affiliated Purchasers

None.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not authorized any securities for issuance under any equity compensation plan.

Trading Information

The Company’s common stock is currently approved for quotation under the symbol “TTNC”. The information for our transfer agent is as follows:

Island Stock Transfer

15500 Roosevelt Blvd., Suite 303

Clearwater, FL  33760

Tel: (727) 289-0010

ITEM 10—RECENT SALES OF UNREGISTERED SECURITIES

The Company has no sales of securities other than those previously reported and the following:

On May 8, 2013, the Company entered into a Debt Conversion Agreement with Endeavour Cooperative Partners LLC in the amount of $272,356.  This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allow for Endeavour to convert this debt into preferred stock at $.000172 per share.  On May 8, 2013 Endeavour filed a notice of conversion for $3,400 of its debt, in exchange for 493,414 of (post-reverse split) shares.  Due to irregularities in prescribing the “preferred stock” in the Company’s original Articles of Incorporation, the current Board allocated all the same rights and powers of common stock to the preferred stock – making the preferred equal to the common stock.

June 6, 2013, the Company affected a 1 share for 40 shares reverse split of its common and preferred stock.  The authorized shares at that date were then decreased from 100,000,000 to 2,500,000: 2,000,000 shares of common stock and 500,000 preferred shares.  As a result, the issued and outstanding common shares at that date were decreased from 79,736,560 to 1,993,495 with the preferred shares decreased from 19,736,560 to 493,414.

On July 22, 2013, the Company amended and restated its Articles of Incorporation to increase the total authorized capital stock of the corporation to 110,000,000 shares, being comprised of 100,000,000 shares of common stock with a par value of $.01 per share, and 10,000,000 shares of preferred stock with a par value of $.001.  These restated Articles also properly provided that the preferred shares’ voting powers, designations, preferences, interest rate, limitations, restrictions and relative rights shall be determined by resolution of the Board of Directors.

With the preferred shares now being properly allocated in the Amended and Restated Articles, on December 16, 2013, the Board of Directors authorized converting the 493,414 shares of preferred stock into common stock on a one for one basis.  Since these preferred shares had the all same rights and powers as the common stock (no more and no less), no additional consideration was necessary for this conversion.

On December 31, 2013, Tecton converted the balance of the $291,890 debt owed to Endeavour Cooperative Partners LLC, into 12,733,499 shares: a conversion price of $0.022923 per share.

On December 31, 2013 Tecton executed a Share Exchange Agreement (“SEA”) with Endurance Exploration Group, LLC, in which Tecton acquired one hundred percent (100%) of the membership interests in Endurance and, in exchange, the former members of Endurance received 20,550,539 shares of Company stock.

In issuing the above securities, the Company complied with the exemption requirements of Section 4(2) of the Securities Act.

ITEM 11.—DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our articles of incorporation, bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, the Corporation elected to not be governed by  Sections 78.378 through 78.3793 in its Bylaws and Amended and Restated Articles of Incorporation. Accordingly, there are no anti-takeover provisions that may delay or prevent a change in our control.

ITEM 12.—INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Pursuant to the articles of incorporation and bylaws of the corporation, we shall indemnify any officer, director or former officer or director to the fullest extent permitted by law.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

ITEM 13—FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

See Item 9.01 of this Form 8-K.

ITEM 14—CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Report.

ITEM 15—FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 of this Form 8-K.

END OF FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. The foregoing Items enumerated 1 through 15 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K. The following enumerated Items relate to this current report on Form 8-K/A.

ITEM 5.06—CHANGE IN SHELL COMPANY STATUS

As a result of acquisition of 100% interest in Endurance, Tecton no longer qualifies as a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of businesses Acquired

ENDURANCE EXPLORATION GROUP LLC

(A Development Stage Company)

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Reports of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets at September 30, 2013 and December 31, 2012 and 2011	F-4

Consolidated Statements of Operations for the nine months ended September 30,  2013 and 2012 and the years ended December 31, 2012 and 2011 and the period from Inception (June 8, 2009) through September 30, 2013

F-5
Consolidated Statements of Member’s Capital for the nine months ended September 30, 2013 and the years ended December 31, 2012 and 2011	F-6

Consolidated Statements of Cash Flows for the nine months ended September 30,  2013 and 2012 and the years ended December 31, 2012 and 2011 and the period from inception (June 8, 2009) through September 30, 2013

F-7
Notes to the Consolidated Financial Statements	F-8
Proforma Consolidated Financial Statements for the period ended September 30, 2013	F-11

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members

Endurance Exploration Group LLC

We have audited the accompanying consolidated balance sheets of Endurance Exploration Group LLC (a development stage company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, member’s capital, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Endurance Exploration Group LLC (a development stage company) as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note B.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

July 18, 2013

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Members

We have reviewed the accompanying consolidated balance sheet of  (a development stage company) as of September 30, 2013, and the related consolidated statements of operations, member’s capital, and cash flows for the nine months ended September 30, 2013 and  and the period from inception (June 8, 2009) through September 30, 2013. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note B.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

December 13, 2013

ENDURANCE EXPLORATION GROUP LLC

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

		December 31,
	September 30, 2013	2012	2011
	(unaudited)	(audited)	(audited)

ASSETS
Current Assets
Cash and cash equivalents	$ 20,380	$ 53,560	$ 17,346
Loan receivable – related party	2,705	-	-
Total current assets	23,085	53,560	17,346

Property and equipment
Ship and improvements	300,450	300,450	100,000
Marine equipment	271,385	243,855	13,450
Computer equipment	11,716	7,758	-
Total Property and equipment	583,551	552,063	113,450
Less accumulated depreciation	(136,656)	(73,032)	(23,409)
Total Less Accumulated Depreciation	446,895	479,031	90,041

Other assets	1,100	1,100	-

TOTAL ASSETS	$ 471,080	$ 533,691	$ 107,387

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$ 41,599	$ 4,857	$ -
Note payable to related parties	60,000	60,000	-
Total current liabilities	101,599	64,857	-

Total liabilities	101,599	64,857	-

Commitments and contingencies	-	-	-

Stockholders’ Deficit
Member’s capital	1,967,958	1,306,564	632,152
Accumulated deficit during development stage	(1,598,477)	(837,730)	(524,765)
Total Stockholders’ Deficit	369,481	468,834	107,387

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$ 471,080	$ 533,691	$ 107,387

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP LLC

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30,		Years ended December 31,		Period from Inception (June 8, 2009) through September 30,
	2013 (unaudited)	2012 (unaudited)	2012 (audited)	2011 (audited)	2013 (unaudited)

Revenues	$ -	$ -	$ -	$ -	$ -

Operating Expenses
Operations and research	591,934	132,259	217,908	262,729	1,220,517
Marketing and promotion	37,558	9,259	16,905	7,274	120,076
General administration	65,381	20,471	26,904	13,627	117,353
Depreciation expense	63,624	30,319	49,623	12,690	136,656
Total Operating Expenses	758,497	192,308	311,340	296,320	1,594,602

Net loss from operations	(758,497)	(192,308)	(311,340)	(296,320)	(1,594,302)

Non-operating activity
Interest expense	(2,250)	(875)	(1,625)	-	(3,875)

Net loss	$ (760,747)	$ (193,183)	$ (312,965)	$ (296,320)	$ (1,598,477)

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP LLC

(A Development Stage Company)

CONSOLIDATED STATEMENT OF MEMBER’S CAPITAL

	Member’s	Accumulated	Total
	Contributions	Deficit	Member’s Capital

Balance at June 8, 2009 (inception)	$-	$-	$-

Contributions	73,616	-	73,616
Net loss	-	(70,109)	(70,109)

Balance at December 31, 2009	73,616	(70,109)	3,507

Contributions	277,536	-	277,536
Net loss	-	(158,336)	(158,336)

Balance at December 31, 2010	351,152	(228,445)	122,707

Contributions	281,000	-	281,000
Net loss	-	(296,320)	(296,320)

Balance at December 31, 2011	632,152	(524,765)	107,387

Contributions	674,412	-	674,412
Net loss	-	(312,965)	(312,965)

Balance at December 31, 2012	1,306,564	(837,730)	468,834

Contributions	661,394	-	661,394
Net loss	-	(760,747)	(760,747)

Balance at September 30, 2013	$1,967,958	$(1,598,477)	$369,481

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP LLC

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Year ended December 31,		Period from Inception (June 8, 2009) through September 30, 2013 (unaudited)
	2013	2012	2012	2011
	(unaudited)	(unaudited)	(audited)	(audited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	($760,747)	($193,183)	($312,965)	($296,320)	($1,598,477)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	63,624	30,319	49,623	12,690	136,656
Changes in assets and liabilities:
Other assets	(2,705)	(1,100)	(1,100)	-	(3,805)
Accounts payable and accrued expenses	36,742	1,455	4,857	(890)	41,599
Net Cash Used in Operating Activities	(663,086)	(162,509)	(259,585)	(284,520)	(1,424,027)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(31,488)	(417,686)	(438,613)	-	(583,551)
Net Cash Used by Investing Activities	(31,488)	(417,686)	(438,613)	-	(583,551)

CASH FLOWS FROM FINANCING ACTIVITIES:
Members contributions	661,394	575,699	674,412	281,000	1,967,958
Increase in Notes Payable to Related Parties		60,000	60,000	-	60,000
Net Cash Provided by Financing Activates	661,394	635,699	734,412	281,000	2,027,958

Net increase (decrease) in cash and cash equivalents	(33,180)	55,504	36,214	(3,520)	20,380
Cash and cash equivalents, beginning of period	53,560	17,346	17,346	20,866	-
Cash and cash equivalents, end of period	$20,380	$72,850	$53,560	$17,346	$20,380

Supplemental cash flow information
Interest paid	$-	$-	$-	$-	$-
Taxes paid	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements

ENDURANCE EXPLORATION GROUP LLC

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Endurance Exploration Group LLC (the “Company,” “Endurance,” “us,” “we” or “our”) was formed in the State of Florida on June 8, 2009 as a Florida Limited Liability Company.  Endurance is engaged in the archaeologically sensitive exploration and recovery of deep-ocean shipwrecks throughout the world. The Company intends to recover bullion precious metals, numismatic-grade coinage, high-value non-ferrous metals and other valuable cargos from both historic and modern shipwrecks.  Our corporate headquarters are located in Clearwater, Florida.

Basis of Presentation

These consolidated financial statements include the assets and liabilities of Endurance Explorer Group, LLC and a wholly owned Panamanian subsidiary formed to hold the registry of a research vessel. Revenues and expenses in the subsidiary are included as of the date of its formation or acquisition. All material intercompany transactions have been eliminated.

The Company is a development stage company and during the nine months ended September 30, 2013 and 2012 and the years ended December 31, 2012 and 2011 and the period from inception (June 8, 2009) through September 30, 2013, significant losses have been incurred.  The Company has experienced negative cash flows from operations since the inception of the Company.  These circumstances result in substantial doubt as to the ability of the Company to continue as a going concern.  The Company will need to obtain additional funding in the future in order to finance its business strategy, operations and growth through the issuance of equity, debt or collaboration.  The failure to obtain this additional funding would be detrimental to the Company.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding our financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity and have prepared them in accordance with our customary accounting practices.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Revenue Recognition

The Company currently has no revenues.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in banks. We also consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventory

We record our inventory at the lower of cost or market.  As of September 30, 2013 and 2012 and December 31, 2012 and 2011, the Company has no inventory.

Long-Lived Assets

Our policy is to recognize impairment losses relating to long-lived assets in accordance with the Accounting Standards Codification (“ASC”) topic for Property, Plant and Equipment. Decisions are based on several factors, including, but not limited to, management’s plans for future operations, recent operating results and projected cash flows.

Property and Equipment and Depreciation

Property and equipment is stated at historical cost. Depreciation is provided using the straight-line method at rates based on the assets’ estimated useful lives which are normally between three and ten years.  Major overhaul items (such as engines or generators) that enhance or extend the useful life of vessel related assets qualify to be capitalized and depreciated over the useful life or remaining life of that asset, whichever is shorter. Certain major repair items required by industry standards to ensure a vessel’s seaworthiness also qualify to be capitalized and depreciated over the period of time until the next scheduled planned major maintenance for that item. All other repairs and maintenance are accounted for under the direct-expensing method and are expensed when incurred.

Advertising The Company expenses the costs of advertising, including promotional expenses, as incurred.  Advertising expenses for the nine months ended September 30, 2013 and 2012 and for the years ended December 31, 2012 and 2011 were approximately $6,140 and $0, and $1,913 and $0 respectively.

Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company has been provided for in the accompanying financial statements. Any uncertain tax position taken by the members is not an uncertain position of the Company.

For purposes of these statements the Company has accounted for income taxes using the liability method of recognizing income tax assets and liabilities.  The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.  A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized

Fair Value of Financial Instruments

The fair value of financial instruments, which include cash, loans receivable, accounts payable and accrued expenses and advances from related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.

New Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to September 30, 2013 through the date these financial statements were issued.

NOTE B – GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements for the period June 9, 2008 (date of inception) to September 30, 2013, the Company incurred losses of $1,598,477. The Company currently has no revenue.  These factors, among others, indicate that the Company may not be able to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE C – ADVANCES FROM RELATED PARTIES AND RELATED PARTY TRANSACTIONS

Prior to the period ended September 30, 2013, the Company's significant shareholders had advanced funds to the Company for working capital purposes. During the nine months ended September 30, 2013 and the years ended December 31, 2012 and 2011, shareholders advanced funds to the Company as capital contributions.

On June 19, 2012, the Company borrowed $60,000 from Micah Eldred, one of its members, under a demand promissory note bearing interest at 5%.  The note has no stipulated maturity date.  The Company has made no payments on this note, but is accruing interest on a monthly basis at the stipulated interest rate.

Total amounts due to related parties through advances and the promissory note were $60,000, $60,000 and $60,000 and $0 as of September 30, 2013 and 2012 and December 31, 2012 and 2011 respectively.  Except for the terms stipulated in the promissory note, all other amounts advanced are unsecured, non-interest bearing and have no specific terms of repayment.

NOTE D – COMMITMENTS

Commencing July 1, 2012, the Company rents a warehouse space utilized as a workshop and for storage of equipment.  The space is rented on a month to month basis for $1.070 per month.  Rent expense was $8,573 and $3,861 and $6,420 and $0.00 for the nine months ended September 30, 2013 and 2012 and for the years ended December 31, 2012 and 2011 respectively.

NOTE E – INCOME TAXES

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 34% to income before taxes), as follows:

	For the Year Ended December 31,
	2012	2011
Tax expense (benefit) at the statutory rate	$(106,400)	(100,700)
State income taxes, net of federal income tax benefit	(10,300)	(9,800)
Change in valuation allowance	116,700	110,500
Total	$-	-

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

The historical earnings history of the Company does not utilizing the net operating losses in the near future therefore the net deferred tax assets have been fully offset by a 100% valuation allowance.  There were no net deferred tax assets at September 30, 2013 of 2012 or December 31, 2012 or 2011.

The net operating losses of approximately $792,700 will begin to expire in 2029.  At September 30, 2013, the tax returns for 2009, 2010 and 2011 were open for inspection by federal and state agencies.

NOTE F – SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 13, 2013, which represents the date the financial statements were issued, and have no reportable events.

(b)

Pro Forma Financial Information

TECTON CORPORATION PRO FORMA CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2013 (UNAUDITED)
	Tecton Corporation	Endurance Exploration Group LLC	Adjustments	Note	Proforma

ASSETS
Current Assets
Cash and cash equivalents	$600	$20,380	$-		$20,980
Loans – related parties	-	2,705	(2,705)	(b)	-
Total current assets	600	23,085	(2,705)		20,980

Property and equipment
Ship and improvements	-	300,450	-		300,450
Marine equipment	-	271,385	-		271,385
Computer equipment	-	11,716	-		11,716
	-	583,551	-		583,551
Less accumulated depreciation	-	(136,656)	-		(136,656)
Total property and equipment	-	446,895	-		446,895

Other assets	-	1,100	-		1,100

TOTAL ASSETS	$600	$471,080	$(2,705)		$468,975

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$6,235	$41,599	$-		$47,834
Liabilities from discontinued operations	60,644	-	-		60,644
Loans & notes payable to related parties	294,595	60,000	(294,595)	(a)(b)	60,000
Total current liabilities	361,474	101,599	(294,595)		168,478

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock: $.001 par value	493	-	-		493
Common stock: $.01 par value	19,935	-	332,840	(a)	352,775
Common stock issuable	133	-	-		133
LLC Members capital	-	1,967,958	(1,967,958)	(a)	-
Additional paid in capital	4,538,479	-	328,531	(a)	4,867,010
Accumulated deficit	(4,919,914)	(1,598,477)	1,598,477		(4,919,914)
Total stockholders’ equity (deficit)	(360,874)	369,481			300,497

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT	$600	$471,080	$(2,705)		$468,975

TECTON CORPORATION PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS For the periods then ended (UNAUDITED)
	Tecton Corporation – Eight Months Ended September 30, 2013	Endurance Exploration Group LLC – Nine Months Ended September 30, 2013	Adjustments	Note	Proforma

REVENUES	$-	$-	$-		$-

OPERATING EXPENSES
Operations and research	-	591,934	-		591,934
Marketing and promotion	-	37,558	-		37,558
General administration	37,814	65,381	-		103,195
Depreciation	-	63,624	-		63,624
Total operating expenses	37,814	758,497	-		796,311

NET LOSS FROM OPERATIONS	(37,814)	(758,497)	-		(796,311)

NON-OPERATING ACTIVITY
Interest expense	(1,000)	(2,250)	-		(3,250)

NET LOSS	$(38,814)	$(760,747)	$-		$(799,591)

TECTON CORPORATION PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS For the Years ended (UNAUDITED)
	Tecton Corporation January 31, 2013	Endurance Exploration Group LLC December 31, 2012	Adjustments	Note	Proforma

REVENUES	$-	$-	$-		$-

OPERATING EXPENSES
Operations and research	-	217,908	-		217,908
Marketing and promotion	-	16,905	-		16,905
General administration	6,663	26,904	-		33,567
Depreciation	-	49,623	-		49,623
Total operating expenses	6,663	311,340	-		318,003

NET LOSS FROM OPERATIONS	(6,663)	(311,340)	-		(318,003)

NON-OPERATING ACTIVITY
Interest expense	(2,705)	(1,625)	-		(4,330)

NET LOSS	$(9,368)	$(312,965)	$-		$(322,333)

Notes: Pro Forma Adjustments

(a)

Reflects the effect of the business combination by the acquisition of Endurance Exploration Group LLC through the issuance of 20,550,539 shares of the Company’s common stock in exchange for all of the membership interests, and a simultaneous issuance of 12,733,499 shares of the Company’s common stock as a conversion of $291,890 of related party debt on the books of Tecton.

(b)

Reflects the elimination of intercompany loan receivable and payable balance of $2,705 between the two companies.

(c)

Shell Company Transactions

The acquisition of Endurance Explorations Group, LLC was accomplished through the exchange of limited liability company membership interests for shares of Company stock.  The Share Exchange Agreement is attached hereto as Exhibit 10.13.

(d)

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation Filed on April 2, 2007 as Exhibit 3.1 to the Registration Statement on Form SB-2 (File No. 333-141817) and incorporated herein by reference.
3.2	Bylaws Filed on April 2, 2007 as Exhibit 3.2 to the Registration Statement on Form SB-2 (File No. 333-141817) and incorporated herein by reference
3.3	Amended and Restated Bylaws Filed on January 22, 2013 as Exhibit 3.3 to the Report on Form 8-K and incorporated herein by reference
3.4	Amendment to the Articles of Incorporation Filed herewith
3.5	Amended and Restated Articles of Incorporation Filed herewith
4.1

Instrument Defining the Right of Holders – form of Share Certificate

Filed on April 17, 2007 as Exhibit 4.1 to the Registration Statement on Form SB-2 (File No. 333-141817) and incorporated herein by reference.

10.13	Share Exchange Agreement between Tecton Corporation and Endurance Explorations Group, LLC, dated December 24, 2013 Filed herewith
14.1	Related Party Transaction Policy Filed on January 24, 2008 2007 as Exhibit 14.1 to the Registration Statement on Form SB-2 (File No. 333-148833) and incorporated herein by reference.
21	Subsidiaries of the Company Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Tecton Corp.

Dated: December 31, 2013	By:	/s/ Micah Eldred
Name: Micah Eldred Title: CEO